UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 7, 2026

AB PRIVATE LENDING FUND

(Exact name of registrant as specified in its charter)

Delaware	814-01744	93-6555027
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Colorado Street, Suite 1500

Austin, Texas 78701

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (512) 721-2900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 – Material Modification to Rights of Security Holders.

On May 7, 2026, the Board of Trustees (the “Board”) of AB Private Lending Fund (the “Fund”) approved an amendment and restatement of the Fund’s distribution reinvestment plan (the “DRP,” and, as amended and restated, the “Amended DRP”). The Amended DRP will be effective as of May 7, 2026, and will first apply to the reinvestment of cash distributions paid on or after, May 7, 2026. Under the DRP, cash distributions paid to participating shareholders are reinvested in additional common shares of beneficial interest (the “Shares”) at a price equal to the net asset value per share of the Shares as of the first calendar day of the month Fund’s following the record date of a distribution.

Under the Amended DRP, in the event that a participant elects to tender a portion of its Shares into a tender offer conducted by the Fund, the participant’s participation in the Amended DRP will be terminated only with respect to the Participant’s Shares that were repurchased, and not with respect to any of the participant’s Shares for which repurchase was requested but not repurchased. The Amended DRP also states that investors located in California must opt in to participating in the Amended DRP.

The information set forth above with respect to the DRP does not purport to be complete in scope and is qualified in its entirety by the full text of the DRP, which is filed as Exhibit 4.1 hereto and is incorporated into this Current Report on Form 8-K by reference thereto.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Amended and Restated Distribution Reinvestment Plan, effective as of May 7, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2026	AB PRIVATE LENDING FUND

	By:	/s/ Leon Hirth
Leon Hirth
Secretary